Exhibit 99.1

NEWS RELEASE

Contact: Bruce Frymire

Director, Corporate Communications & Investor Relations

650.965.6042 bfrymire@cybersource.com

CyberSource Posts Record Revenue, Company Raising Net Income Guidance for 2004

Q2 results: $8.6 million revenue, $6.0 million gross profit,

$0.02 EPS, 100 million transactions;

MOUNTAIN VIEW, Calif. – July 15, 2004 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its second quarter ended June 30, 2004.

Total revenue for the second quarter was $8.6 million, in line with guidance provided in April. This compares to $6.5 million in total revenue for the same period last year, a 33% increase year-to-year. Transaction and support services revenue was $6.6 million, software revenue and professional services revenue were each $1.0 million.

Gross profit was $6.0 million in the second quarter as compared to $4.1 million in the second quarter of 2003, an increase of 46%. Gross margin for the quarter was 70%, up from 64% in the same period last year.

Net income for the second quarter of 2004 was $0.6 million or $0.02 per share as compared to a net loss of $2.0 million or ($0.06) per share for the same period last year.

“These results represent a record quarter for CyberSource in terms of revenue,” said Bill McKiernan, chairman and CEO. “We also added 648 customers during the quarter, including some large multinational accounts. Based on the outlook for the remainder of the year, we are raising net income guidance for 2004.”

Operating expenses for the second quarter were $5.6 million as compared to $6.3 million in the same period last year.

Cash, cash equivalents and short-term investments increased by $2.2 million during the quarter, from $45.2 million to $47.4 million as of June 30, 2004. The Company has no long-term debt.

For the six-month period ended June 30, 2004, total gross revenue was $17.1 million as compared to $12.9 million for the six-month period ended June 30, 2003. The company recorded a net profit of $1.2 million or $0.03 per share for the six months ended June 30, 2004 as compared to a net loss of $4.1 million or ($0.13) per share for the same period last year.

Selected noteworthy achievements during the quarter

Transaction volume:

•	CyberSource processed 100 million transactions in the second quarter of 2004 as compared to 67.2 million processed in the same period last year, an increase of 49%.

Customer growth:

•	CyberSource signed 648 new customers in the second quarter of 2004.

•	Existing customers that added new services or renewed agreements during the quarter include American Commercial (Mikasa), Carfax, Inc., Channel Wave, Inc., Columbia House Co., Holland-America Line-Westours, Jafra Cosmetics, Reed Business Information, and UCLA.

Technology development:

•	CyberSource Decision Manager, launched in June, combines the industry’s most powerful anti-fraud tool, CyberSource Advanced Fraud Screen enhanced by Visa, with a system that allows, for the first time, significant automation of the order review process. With this advanced tool, merchants should be able to convert more orders to sales, confidently review fewer orders, and more quickly manage orders set aside for review.

•	CyberSource introduced support for PIN-less debit transactions in June. PIN-less debit allows certain eligible merchants and institutions to accept ATM debit cards online without requiring the use of personal identification numbers. Eligible merchants may achieve considerable savings per transaction through this payment method.

•	CyberSource became the first service provider to certify to an enhanced American Express internet data specification. CyberSource customers can now be the first to avail themselves of newly provided fraud screening tools from American Express.

•	CyberSource continues to gain traction in the small business segment. The company already has 32 active resellers, and 5 more signed and preparing to go live.

CyberSource also announced that George Jathas, senior vice-president of worldwide sales, has left the company and Bill McKiernan has assumed the responsibility of overseeing the company’s sales organization. CyberSource is currently engaged in recruiting a suitable executive to head the company’s sales initiatives.

Public call/web cast details

CyberSource will host a public conference call today, July 15, 2004, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the second quarter results and current business developments. The call can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through July 30, 2004.

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 8489546.

A taped replay of this call will be available until July 31, 2004. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (Non U.S.). The call’s ID number is 8489546.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center/IVR, and POS environments and manage fraud risk associated with card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes enterprise-wide commerce transaction systems. Over 4,000 businesses use CyberSource solutions, including half of the Dow Jones Industrial companies. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the Company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the financial results of the second quarter demonstrating that the Company’s value proposition resonates in the market; (2) the ability of the Company to provide world class payment solutions; (3) merchants converting more orders to sales using the CyberSource Decision Manager product; (4) merchants realizing considerable savings per transaction by using the Company PIN-less debit functionality; (5) the Company gaining traction in the small business segment; and, (6) the Company finding a suitable candidate to head the Company’s sales initiatives. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in customer needs, new products and services offerings by the Company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward-looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 11, 2004, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

(Tables to follow.)

For more information visit http://www.cybersource.com

Or email to info@cybersource.com or ir@cybersource.com

© 2004 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Transaction and support	$6,582	$5,135	$13,055	$10,279
Enterprise software	1,006	978	1,881	1,919
Professional services	1,035	389	2,163	677

Total revenues	8,623	6,502	17,099	12,875

Cost of revenues:
Transaction and support	2,021	2,055	3,896	4,151
Enterprise software	103	129	200	261
Professional services	478	180	957	367

Total cost of revenues	2,602	2,364	5,053	4,779

Gross profit	6,021	4,138	12,046	8,096

Operating expenses:
Product development	1,640	1,992	3,330	3,863
Sales and marketing	2,556	3,092	5,044	6,033
General and administrative	1,383	1,297	2,746	2,688
Restructuring charge	—	(95)	—	(95)

Total operating expense	5,579	6,286	11,120	12,489

Income (loss) from operations	442	(2,148)	926	(4,393)
Loss on investment in joint venture	—	(43)	—	(86)
Interest income, net	133	177	298	373

Income (loss) before taxes	575	(2,014)	1,224	(4,106)

Income tax provision	17	—	36	—

Net income (loss)	$558	$(2,014)	$1,188	$(4,106)

Basic net income (loss) per share	$0.02	$(0.06)	$0.04	$(0.13)

Diluted net income (loss) per share	$0.02	$(0.06)	$0.03	$(0.13)

Weighted average number of shares used in computing basic net income (loss) per share	33,630	32,717	33,430	32,743

Weighted average number of shares used in computing diluted net income (loss) per share	37,030	32,717	36,238	32,743

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2004	December 31, 2003
Assets

Current assets:
Cash, cash equivalents and short-term investments	$47,422	$44,361
Accounts receivable, net	5,201	4,828
Prepaid expenses and other current assets	2,307	3,052

Total current assets	54,930	52,241

Property and equipment, net	2,175	2,195
Other noncurrent assets	371	371

Total assets	$57,476	$54,807

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$378	$500
Other accrued liabilities	7,992	8,279
Deferred revenue	1,832	1,833

Total current liabilities	10,202	10,612

Total stockholders’ equity	47,274	44,195

Total liabilities and stockholders’ equity	$57,476	$54,807